    As filed with the Securities and Exchange Commission on January 9, 1997.
                         Registration No. __________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                           REPUBLIC INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                              73-1105145
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                     450 E. LAS OLAS BOULEVARD, SUITE 1200
                         FORT LAUDERDALE, FLORIDA 33301
                                 (954) 713-5200
            (Address, including zip code, and telephone number of
                        principal executive offices)

                          ADDINGTON RESOURCES, INC.
                         RESTATED STOCK OPTION PLAN,
                      CONTINENTAL WASTE INDUSTRIES, INC.
                      1995 STOCK OPTION PLAN FOR OUTSIDE
               DIRECTORS AND CONTINENTAL WASTE INDUSTRIES, INC.
                       1995 EMPLOYEE STOCK OPTION PLAN

                           (Full title of the plans)

     RICHARD L. HANDLEY, ESQ.                           COPY TO:
     REPUBLIC INDUSTRIES, INC.
450 E. LAS OLAS BOULEVARD, SUITE 1200           JONATHAN L. AWNER, ESQ.
   FORT LAUDERDALE, FLORIDA 33301          AKERMAN, SENTERFITT & EIDSON, P.A.
           (954) 713-5200                  ONE S.E. THIRD AVENUE, SUITE 2800
(Name, address, including zip code,               MIAMI, FLORIDA 33131
  and telephone number, including                   (305) 374-5600
  area code, of agent for service)


                              -------------------

                        CALCULATION OF REGISTRATION FEE


===============================================================================================================================
                                                                  Proposed                  Proposed
                                                                   Maximum                  Maximum               Amount of
        Title of Securities              Amount to             Offering Price              Aggregate             Registration
         to be Registered            be Registered (1)          Per Share (2)          Offering Price (2)           Fee
-------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value        766,342 shares             $30.375                $23,277,638.25            $7,053.83
 per share
-------------------------------------------------------------------------------------------------------------------------------


                         (footnotes on following page)

(1)  The 766,342 shares of Common Stock being registered hereby include
     (i) 256,950 shares of Common Stock authorized for issuance upon exercise of options which were issued by Addington Resources, Inc. ("Addington") under the Addington Restated Stock Option Plan and which have been assumed by Republic Industries, Inc. (the "Registrant") as of December 19, 1996 upon the consummation of the merger of a wholly-owned subsidiary of the Registrant with and into Addington, and (ii) 509,392 shares of Common Stock authorized for issuance upon exercise of options which were issued by Continental Waste Industries, Inc. ("Continental") under the Continental 1995 Stock Option Plan for Outside Directors, the Continental 1995 Employee Stock Option Plan and other written compensation contracts for employees, directors and consultants and which have been assumed by the Registrant as of December 30, 1996 upon consummation of the merger of a wholly-owned subsidiary of the Registrant with and into Continental. Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also includes an indeterminate number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of such plans, options and warrants.

(2) Estimated solely for purposes of calculating the applicable registration fee, the proposed maximum offering price per share is $30.375, which amount represents the average of the high and low per share sales prices of the Common Stock on January 3, 1997, as reported on The Nasdaq National Market.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

    The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission"), but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

    The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

    (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

    (2) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995, specifically including the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, and the Registrant's Current Reports on Form 8-K dated February 14, 1996, February 27, 1996 (as amended on Form 8-K/A dated
February 27, 1996), March 29, 1996, May 8, 1996, May 9, 1996 (as amended on
Form 8-K/A dated May 9, 1996), May 15, 1996, May 20, 1996, May 31, 1996,
June 12, 1996, June 25, 1996, June 27, 1996, July 1, 1996 (as amended on
Form 8-K/A dated July 1, 1996), July 15, 1996, September 30, 1996, November 7, 1996, November 8, 1996, November 25, 1996 (as amended on Form 8-K/A dated November 25, 1996), December 19, 1996, December 30, 1996, and January 3, 1997.

    (3) The description of Common Stock contained in the Registrant's Registration Statement on Form S-1, File No. 33-42530, as amended, and filed with the Commission on September 13, 1991, including all amendments or reports filed for the purpose of updating such description.

    (4) All other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

    Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        THE REGISTRANT UNDERTAKES TO PROVIDE, WITHOUT CHARGE, TO EACH PARTICIPANT, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS OR INFORMATION REFERRED TO ABOVE THAT HAS BEEN OR MAY BE INCORPORATED BY REFERENCE INTO THIS REGISTRATION STATEMENT (EXCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE). REQUESTS SHOULD BE DIRECTED TO RICHARD L. HANDLEY, SECRETARY, REPUBLIC INDUSTRIES, INC., 450 EAST LAS OLAS BOULEVARD, SUITE 1200,
FT. LAUDERDALE, FLORIDA 33301, TELEPHONE: (954) 713-5200

ITEM 4.      DESCRIPTION OF SECURITIES.  Not Applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL

    The legality of the shares of Common Stock registered hereby has been passed upon for the Registrant by Akerman, Senterfitt & Eidson, P.A., Miami, Florida. Certain attorneys employed by Akerman, Senterfitt & Eidson, P.A. beneficially own an aggregate of approximately 540,000 shares of Common Stock as of the date hereof.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Certificate of Incorporation of the Registrant entitles the Board of Directors to provide for indemnification of directors and officers to the fullest extent provided by law, except for liability (i) for any breach of a director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends, or for unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derives an improper personal benefit.

    Article VII of the Bylaws of the Registrant provides that to the fullest extent and in the manner permitted by the laws of the State of Delaware and specifically as is permitted under Section 145 of the General Corporation Law of the State of Delaware, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Registrant, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in and not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was lawful.

    The Bylaws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless the court orders otherwise.

    The Bylaws provide that any decision as to indemnification shall be made:
(a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (b) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (c) by the stockholders. The Board of Directors may authorize indemnification of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. Indemnification pursuant to these provisions is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director or officer. The Registrant may purchase and maintain insurance on behalf of any person who is or was a director or officer.

    Further, the Bylaws provide that the indemnity provided will be extended to the directors, officers, employees and agents of any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of the Bylaws with respect to the resulting or surviving corporation as he/she would have with respect to such constituent corporation if its separate existence had continued.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.

ITEM 8.      EXHIBITS

    The exhibits included as part of this Registration Statement are as follows:

            Exhibit Number                                       Description
            --------------                                       -----------
                  4.1                   Second Amended and Restated Certificate of Incorporation of
                                        the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Post-Effective Amendment No. 3 to Registration
                                        Statement on Form S-1, No. 33-63209)

                  4.2                   Bylaws, as amended, of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on
                                        Form 10-K for the year ended December 31, 1995)

                  5.1                   Opinion of Akerman, Senterfitt & Eidson, P.A.

                 23.1                   Consent of Akerman, Senterfitt & Eidson, P.A. (included in Exhibit 5.1)

                 23.2                   Consent of Arthur Andersen LLP

                 23.3                   Consent of KPMG Peat Marwick LLP

                 23.4                   Consent of Munson, Cronick & Associates

ITEM 9.      UNDERTAKINGS

    (a)      The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's articles of incorporation, bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                         (signatures on following page)

                                   SIGNATURES


    The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on January 9, 1997.


                                  REPUBLIC INDUSTRIES, INC.
                                  (Registrant)


                                  By: /s/ H. Wayne Huizenga
                                      ----------------------------
                                      H. Wayne Huizenga
                                      Chairman of the Board
                                      and Co-Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                           Capacity                          Date
              ---------                           --------                          ----
/s/ H. Wayne Huizenga                    Chairman of the Board and               January 9, 1997
---------------------------              Co-Chief Executive Officer
H. Wayne Huizenga                        (Principal Executive Officer)


/s/ Steven R. Berrard                    Co-Chief Executive                      January 9, 1997
---------------------------              Officer, President
Steven R. Berrard                        and Director


/s/ Harris W. Hudson                     Vice Chairman of the Board              January 9, 1997
---------------------------
Harris W. Hudson


/s/ Michael S. Karsner                   Senior Vice President                   January 9, 1997
---------------------------              and Chief Financial
Michael S. Karsner                       Officer (Principal
                                         Financial Officer)


/s/ Michael R. Carpenter                 Vice President and Controller           January 9, 1997
---------------------------              (Principal Accounting Officer)
Michael R. Carpenter


/s/ Michael G. DeGroote                  Director                                January 9, 1997
---------------------------
Michael G. DeGroote


/s/ J.P. Bryan                           Director                                January 9, 1997
---------------------------
J.P. Bryan

/s/ Rick L. Burdick                      Director                                January 9, 1997
---------------------------
Rick L. Burdick


/s/ George D. Johnson, Jr.               Director                                January 9, 1997
---------------------------
George D. Johnson, Jr.


/s/ John J. Melk                         Director                                January 9, 1997
---------------------------
John J. Melk

                                 EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

            Exhibit Number                                       Description
            --------------                                       -----------
                  4.1                   Second Amended and Restated Certificate of Incorporation of
                                        the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Post-Effective Amendment No. 3 to Registration
                                        Statement on Form S-1, No. 33-63209)

                  4.2                   Bylaws, as amended, of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on
                                        Form 10-K for the year ended December 31, 1995)

                  5.1                   Opinion of Akerman, Senterfitt & Eidson, P.A.


                 23.1                   Consent of Akerman, Senterfitt & Eidson, P.A. (included in Exhibit 5.1)

                 23.2                   Consent of Arthur Andersen LLP

                 23.3                   Consent of KPMG Peat Marwick LLP

                 23.4                   Consent of Munson, Cronick & Associates